Exhibit 99.1

News Release

Contacts:

Mark A. Smith, Chief Executive Officer

Geospatial Holdings, Inc.

msmith@geospatialcorporation.com

724-353-3400

Geospatial Holdings Provides Revenue Guidance for 2010

PITTSBURGH, October 26, 2009 (BUSINESS WIRE) — Geospatial Holdings, Inc. (OTCBB: GSPH) announced today that due in part to the visibility derived from potential long term contracts with major municipal and corporate clients the Company anticipates projected revenue for fiscal year 2010 of approximately $35 - $40 million.

Smith stated, “Geospatial is at an exciting inflection point as we change from a technology development company into a dominant provider of accurately geo-referenced 3D underground infrastructure data. We have passed a tipping point and believe strongly in our ability to accelerate our earnings and revenues going forward.”

About Geospatial Holdings, Inc.

Geospatial Holdings, Inc. through its wholly-owned subsidiary Geospatial Mapping Systems, Inc., doing business as Geospatial Corporation, utilizes proprietary technologies to determine the accurate location and position of underground pipelines, conduits and other underground infrastructure data allowing Geospatial to create accurate three-dimensional (3D) digital maps and models of all underground infrastructure. Our website is www.GeospatialCorporation.com.

GeoUnderground, the company’s powerful geographic information system (GIS) database enables users to view and utilize this 3D pipeline mapping information securely from any desktop, laptop or PDA such as a Blackberry or an iPhone. GeoUnderground seamlessly integrates with all known technologies gathering above-ground geo-referenced digital information and all standard GIS databases.

Licensed users, for the first time, have available to them a suite of technologies allowing them to collect data and create highly accurate 3D maps and models of both above-ground and below-

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Geospatial Holdings, Inc.

ground infrastructure and view and share this invaluable information in a secure manner with their peers and associates anywhere in the world through a conventional browser via the internet.

Geospatial provides proprietary data acquisition technologies which accurately locate and map underground and above ground infrastructure assets such as pipelines and surface features via its GeoUnderground web-based portal. Additional information can be found at the following link: http://www.geospatialcorporation.com/flashTutorial.html

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. The Company makes forward-looking statements in this news release that represent the Company’s beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to the Company and on management’s beliefs, assumptions, estimates and projections and are not guarantees of future events or results. When used in this document, the words “anticipate,” “estimate,” “believe,” “plan,” “intend,” “may,” “will” and similar expressions are intended to identify forward looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the “Risk Factors” section of the Company’s Annual Report on Form 10-K. for the year ended December 31, 2008 and in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Report on Form 8-K filed with the Commission. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. In addition, our actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, we do not assume a duty to update forward-looking statements whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by the Company from time to time in its periodic filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by the Company in this news release are qualified by these cautionary statements.

SOURCE: Geospatial Holdings, Inc.

Geospatial Holdings, Inc.

Mark A. Smith - Chairman & CEO

Voice: 724-353-3400

Email: msmith@geospatialcorporation.com

www.geospatialcorporation.com